Exhibit 10.31

THIRD AMENDMENT TO LEASE

THIRD AMENDMENT TO LEASE dated as of this 7th day of December, 2015 (the “Effective Date”), by and between BP BAY COLONY LLC, a Delaware limited liability company (“Landlord”) and AMAG PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated June 10, 2013 (the “Original Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 32,217 square feet of rentable floor area (the “Rentable Floor Area of the Original Premises”) on the third (3rd) floor of the building (the “Building”) known as and numbered Bay Colony Corporate Center, 1100 Winter Street, Waltham, Massachusetts (referred to herein as the “Original Premises”).

By First Amendment to Lease dated as of March 24, 2015 (the “First Amendment”),  Landlord and Tenant (i) increased the size of the Original Premises by adding thereto an additional 5,934 square feet of rentable floor area (the “Rentable Floor Area of the First Additional Premises”) located on the third (3rd)  floor of the North Wing of the Building, which space is shown on Exhibit A attached to the First Amendment (the “First Additional Premises” and together with the Original Premises, the “Existing Premises”)  and (ii) extended the Term of the Original Lease for  a period of one (1) year, upon all of the same terms and conditions contained in the Original Lease except as otherwise provided in the First Amendment to Lease.  The Rentable Floor Area of the Original Premises, together with the Rentable Floor Area of the First Additional Premises, contains 38,151 square feet of rentable floor area (collectively referred to herein as the “Rentable Floor Area of the Existing Premises”).

By Second Amendment to Lease dated as of November 3, 2015 (the “Second Amendment”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord, on a temporary basis, certain premises containing 6,452 square feet of rentable floor area on the second (2nd) floor of the Building, which space is shown on Exhibit A attached to the Second Amendment (the “Temporary Premises”), upon all of the same terms and conditions set forth in the Lease except as otherwise provided in the Second Amendment.

Landlord and Tenant have agreed (i) to increase the size of the Existing Premises by adding thereto an additional 21,154 square feet of rentable floor area (the “Rentable Floor Area of the Second Additional Premises”) located on the second (2nd) floor of the Building, which space is shown on Exhibit A attached hereto and made a part hereof (the “Second Additional Premises”), (ii) to modify the Temporary Premises Termination Date as defined in the Second Amendment,  and (iii) to extend the Term of the Lease for a period of five (5) year(s) from the Second Additional Premises Rent Commencement Date (as hereinafter defined), upon all of the same terms and conditions contained in the Lease except as otherwise provided in this Third Amendment to Lease (the “Third Amendment”).

Landlord and Tenant are entering into this instrument to set forth said leasing of the Second Additional Premises and said modification of the Temporary Premises Termination Date, to extend the Term of the Lease and to amend the Lease.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.Effective as of the date (the “Second Additional Premises Commencement Date”) upon which Landlord delivers the Second Additional Premises to Tenant with the Landlord’s Work (as hereinafter defined) completed, the Second Additional Premises shall constitute a part of the “Tenant’s Premises” demised to Tenant under the Lease, so that the “Tenant’s Premises” and, by definition the “Premises” (as defined in Sections 1.1 and 2.1 of the Lease), shall include both the Second Additional Premises and the Existing Premises.  Landlord shall use commercially reasonable efforts to complete Landlord’s Work by January 1, 2016 (the “Estimated Completion Date”).  If Landlord shall have failed substantially to complete Landlord’s Work on or before the date which is thirty (30) days subsequent to the Estimated Completion Date (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Force Majeure as defined in Section 6.1 or any Tenant Delay (as defined below) without limiting Landlord's other rights on account thereof), the Annual Fixed Rent and Tenant’s payments on account of operating expenses and real estate taxes shall be abated by one (1) day for each day beyond the date which is thirty (30) days subsequent to the Estimated Completion Date (as so extended) that Landlord thus fails to substantially complete the Landlord’s Work.  The foregoing rent abatement right shall be Tenant’s sole and exclusive remedy at law or in equity or otherwise for Landlord’s failure to substantially complete the Landlord’s Work within the time periods set forth above. For the purposes of this paragraph, a “Tenant Delay” is a delay that is caused by (A) Tenant’s failure to timely respond to any request from Landlord, Landlord’s architect, Landlord’s contractor and/or Landlord’s Construction Representative within the time periods set forth in Section 7 of this Third Amendment or in the Work Agreement attached as Exhibit B-1 to the Original Lease, or (B) any other delays caused by Tenant, Tenant’s contractors, architects, engineers, or anyone else engaged by Tenant in connection with the preparation of the Second Additional Premises for Tenant’s occupancy, including, without limitation, utility companies and other entities furnishing communications, data processing or other service, equipment, or furniture which continues for more than two (2) business days after notice from Landlord.

2.(A)The Term of the Lease, which but for this Second Amendment is scheduled to expire on November 30, 2019, is hereby extended for a period (the "Second Extended Term") commencing on December 1, 2019 and expiring on the date which is five (5) years after the Second Additional Premises Rent Commencement Date (as defined in Section 3 below), unless sooner terminated or extended in accordance with the provisions of the Lease, upon all the same terms and conditions contained in the Lease as herein amended.

(B)Landlord and Tenant acknowledge that Tenant shall continue to have the right to extend the Term of the Lease for one (1) period of five (5) years upon the expiration of the Second Extended Term in accordance with the terms and conditions set forth in Section 9.18 of the Lease (as amended by Section 2 of the First Amendment) except that (i) all references to the “Extended Term” shall be replaced with “Third Extended Term” and (ii) Exhibit K attached to the Lease is hereby deleted in its entirety and replaced with Exhibit B attached hereto and made a part hereof.

(C)The Term of the Lease for the Existing Premises and the Second Additional Premises shall be coterminous. Accordingly, the extension option contained in Section 9.18 of the Lease (as amended by Section 2 of the First Amendment and as amended hereby)  shall apply to the Existing Premises and the Second Additional Premises collectively and not to either such space independently.

3.(A)(i)Annual Fixed Rent for the Existing Premises through November 30, 2019 shall continue to be payable as set forth in the Lease.

(ii)From the date which is the earlier to occur of (a) Tenant’s occupancy of the Second Additional Premises for business purposes and (b) June 1, 2016 (such earlier date to occur being the “Second Additional Premises Rent Commencement Date”) through November 30, 2018, Annual

Fixed Rent for the Second Additional Premises shall be payable at the annual rate of $761,544.00 (being the product of (i) $36.00 and (ii) the Rentable Floor Area of the Second Additional Premises (being 21,154 square feet)).

(iii)From December 1, 2018 through November 30, 2019, Annual Fixed Rent for the Second Additional Premises shall be payable at the annual rate of $782,698.00 (being the product of (i) $37.00 and (ii) the Rentable Floor Area of the Second  Additional Premises (being 21,154 square feet)).

(B)(i)During the Second Extended Term, Annual Fixed Rent for the Existing Premises shall be payable at the annual rate of $1,526,040.00  (being the product of $40.00 and (ii) the Rentable Floor Area of the Existing Premises (being 38,151 square feet)).

(ii)During the Second Extended Term, Annual Fixed Rent for the Second Additional Premises shall be payable at the annual rate of $803,852.00 (being the product of (i) $38.00 and (ii) the Rentable Floor Area of the Second Additional Premises (being 21,154 square feet)).

(C)During the Third Extended Term (if exercised), Annual Fixed Rent shall be determined as provided in Section 9.18 of the Lease (as amended).

4.(A)From and after the Second Additional Premises Commencement Date for the purposes of computing Tenant's payments for operating expenses pursuant to Section 2.6 of the Lease with respect to the Second Additional Premises, the following is hereby added to the definition of "Base Operating Expenses" contained in Section 1.1 of the Lease:

“Base Operating Expenses: With respect to the Second Additional Premises only, Landlord's Operating Expenses (as hereinafter defined in Section 2.6) for calendar year 2016, being the period from January 1, 2016 through December 31, 2016.”

The definition of Base Operating Expenses shall remain unchanged with respect to the Existing Premises.

(B)Further, for purposes of determining and calculating Tenant's payments for operating expenses pursuant to Section 2.6 of the Lease respecting the Second Additional Premises, (i) all references in Section 2.6 of the Lease to the "Premises" shall be deemed to be references to the Second Additional Premises; (ii) all references in Section 2.6 of the Lease to the "Rentable Floor Area of the Premises" shall be deemed to be references to the Rentable Floor Area of the Second Additional Premises; and (iii) in the definitions of "Operating Expenses Allocable to the Premises" and "Base Operating Expenses Allocable to the Premises", the reference to the "Rentable Floor Area of the Premises" shall mean said Rentable Floor Area of the Second Additional Premises.

5.(A) From and after the Second Additional Premises Commencement Date, for the purposes of computing Tenant's payments for real estate taxes pursuant to Section 2.7 of the Lease with respect to the Second Additional Premises, the following is hereby added to the definition of "Base Taxes" contained in Section 1.1 of the Lease:

“Base  Taxes: With respect to the Second Additional Premises only, Landlord's Tax Expenses (as hereinafter defined in Section 2.7) for fiscal tax year 2017, being the period from July 1, 2016 through June 30, 2017.”

The definition of Base Taxes shall remain unchanged with respect to the Existing Premises.

(B)Further, for purposes of determining and calculating the Tenant's obligations to make payment for real estate taxes pursuant to Section 2.7 of the Lease respecting the Second Additional Premises, (i) all references in Section 2.7 of the Lease to the "Premises" shall be deemed to be references to the Second Additional Premises; (ii) all references in Section 2.7 to the "Rentable Floor Area of the Premises" shall be deemed to be references to the Rentable Floor Area of the Second Additional Premises; and (iii) in the definitions of "Landlord's Tax Expenses Allocable to the Premises" and "Base Taxes Allocable to the Premises" the reference to the "Rentable Floor Area of the Premises" shall mean said Rentable Floor Area of the Second Additional Premises.

6.Effective as of the Second Additional Premises Commencement Date, the definition of “Number of Parking Spaces” contained in Section 1.1 of the Lease (as amended by Section 7 of the First Amendment) shall be deleted in its entirety and the following substituted therefor:

“One hundred and seventy-eight (178) (being three (3) spaces per 1,000 square feet of Rentable Floor Area of the Premises).”

7.Section 3.1 of the Lease, as it pertains to the Second Additional Premises only, shall be deleted in its entirety and shall be replaced with the following Section 3.1:

“Section 3.1Preparation of the Premises

3.1Tenant’s Work

(A)Tenant shall accept the Second Additional Premises in their as-is condition without any obligation on the Landlord’s part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto; provided, however that prior to delivery of the Second Additional Premises to Tenant, Landlord shall, at Landlord’s sole cost and expense, without inclusion as Landlord’s Operating Expenses, complete demolition within the Second Additional Premises, complete certain premises entry work and perform certain work to infill certain of the skylights within the Second Additional Premises, which shall result in the addition of certain new space (but such work shall not result in any change to the Rentable Floor Area of the Second Additional Premises as described above), as further described in Exhibit C attached hereto and made a part hereof (collectively, the “Landlord’s Work”). Except with respect to the Landlord’s Work, Tenant, at its sole cost and expense, shall perform all work necessary, in Tenant’s judgment, to prepare the Second Additional Premises for Tenant’s occupancy in accordance with the plans and specifications prepared by Sierra Architects and attached hereto as Exhibit D provided, however, that within thirty (30) days of the Effective Date, Tenant shall provide to Landlord for approval mechanical plans for Tenant’s work stamped by McNamara Salvia (as the plans at Exhibit D and the mechanical plans may be modified by any changes described below).    If Tenant wishes to use a different architect, Tenant shall select an architect licensed by the Commonwealth of Massachusetts and reasonably approved by Landlord.  Tenant shall have the right to change, modify or amend such Plans, subject to (i) the reasonable approval by Landlord of such changes, modifications or amendments, and (ii) the payment of costs stipulated in Subsection 3.1(B) of the Lease in connection with Landlord’s review of such amendments to the Plans.  All such future approvals, or disapprovals with supporting specific reasons, for subsequent submittals of corrections or changes, shall be provided to Tenant within seven (7) business days of Landlord’s receipt.

(B)Tenant, at its sole cost and expense, shall promptly, and with all due diligence, perform Tenant’s Work as set forth on the Plans, and, in connection therewith, the Tenant shall obtain all necessary governmental permits and approvals for Tenant’s Work. All of Tenant’s Work shall be performed strictly in accordance with the Plans and in accordance with applicable Legal Requirements (as defined in Section 3.1(C) hereof) and Insurance Requirements (as defined in Section 5.12 of the Lease). Tenant shall have Tenant’s Work performed by Chapman Construction or another contractor or contractors, reasonably approved by Landlord, which contractors shall provide to Landlord such insurance as required by Section 8.14 of the Lease. Landlord shall have the right to provide reasonable rules and regulations relative to the performance of Tenant’s Work and any other work which the Tenant may perform under the Lease and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services; provided, however, that in the event of a conflict between said rules and regulations and the terms of the Lease, the terms of the Lease shall govern. It shall be Tenant’s obligation to obtain a certificate of occupancy or other like governmental approval for the use and occupancy of the Second Additional Premises to the extent required by law, and Tenant shall not occupy the Second Additional Premises for the conduct of business until and unless it has obtained such approval and has submitted to Landlord a copy of the same together with waivers of lien from all of Tenant’s contractors in form adequate for recording purposes. Tenant shall also prepare and submit to Landlord promptly after Tenant’s Work is substantially complete a set of as-built plans in both print and electronic forms showing the work performed by Tenant to the Second Additional Premises, but excluding any wiring or cabling installed by Tenant or Tenant’s contractor for Tenant’s computer, telephone and other communication systems. Within thirty (30) days after receipt of an invoice from Landlord, Tenant shall pay to Landlord, as Additional Rent, an amount equal to the reasonable third party expenses incurred by Landlord to review Tenant’s Plans and Tenant’s Work (Landlord hereby agreeing to cap any plan review costs relating to interior, non-structural alterations, additions or improvements that do not impact Building systems at $6,000.00 in connection with any single request for approval).

(C)All construction work required or permitted by the Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all Insurance Requirements (as defined in Section 5.12 of the Lease); provided, however, that Tenant shall have no obligation to make any changes to the Building (other than the Premises) related to Tenant’s Work, except to the extent such changes are necessitated solely by Tenant’s Work. All of Tenant’s work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party’s behalf by any Construction Representative of the party named herein or any person hereafter designated in substitution or addition by notice to the party relying.  Landlord hereby appoints Luke Bowen as Landlord’s Construction Representative, and Tenant hereby appoints Nathan McBride as Tenant’s Construction Representative. Tenant acknowledges that Tenant is acting for its own benefit and account and that Tenant will not be acting as Landlord’s agent in performing any Tenant Work, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Property in connection with any work. Except to the extent to which Tenant shall have given Landlord notice of any defects or any errors and omissions in Landlord’s Work not later than the end of the eleventh (11th) full calendar month next beginning after the Second Additional Premises Commencement Date, Tenant shall be deemed conclusively to have approved Landlord’s Work and shall have no claim that Landlord has failed to perform any of Landlord’s Work. Landlord agrees to correct or repair at its expense items which are then incomplete or do not conform to the requirements of Landlord’s Work and as to which, in either case, Tenant shall have given notice to Landlord, as aforesaid.

(D)Landlord shall provide to Tenant a special allowance equal to Eight Hundred Forty-Six Thousand One Hundred Sixty and 00/100 Dollars ($846,160.00) (being the product of (i) $40.00 and (ii) the Rentable Floor Area of the Second Additional Premises (the “Tenant Allowance”)).

The Tenant Allowance shall be used and applied by Tenant solely toward the following (collectively, “Costs”):  (i) the costs of labor and materials incurred in the performance of Tenant’s Work, any other work contemplated by the Plans, any other work to integrate the Second Additional Premises into the Existing Premises, and any other work approved by the Landlord on the Premises, and (ii) architectural and engineering fees and expenses and the cost of telecommunications and AV wiring, in each case incurred in connection with Tenant’s Work, provided, however, that the costs in this subsection (ii) shall be payable from Tenant’s Allowance up to an aggregate amount not to exceed $169,232.00.

As a condition precedent to the disbursement of any payments on account of the Tenant Allowance, Tenant shall deliver to Landlord a certificate signed by Tenant specifying the total amount of all Costs of Tenant’s Work, including architectural and engineering fees and expenses, and identifying all design professionals, consultants, contractors, service providers, subcontractors and suppliers involved with Tenant’s Work (the “Tenant’s Costs Certificate”).  Tenant shall promptly notify Landlord in writing of any material change in the total amount of all Costs of Tenant’s Work as reflected in Tenant’s Costs Certificate.

(E)For the purposes hereof, a “Requisition” shall mean written documentation (including invoices from all applicable Tenant’s design professionals, consultants, contractors, service providers, subcontractors and suppliers, and such other documentation as the mortgagee of Landlord, if any, may reasonably request) showing in reasonable detail the Tenant’s Work completed to date and the cost of all of the items, services and work covered thereby.

Each Requisition shall be accompanied by (i) evidence reasonably satisfactory to Landlord that all of the items, services and work covered by such Requisition have been fully paid by Tenant, (ii) executed lien waivers (partial or final, as applicable) in the forms attached hereto as Exhibit E from all persons or entities that might have a lien as a result of performing any such services or work or furnishing any such items, (iii) a certificate signed by Tenant’s architect certifying that the Tenant’s Work reflected in such Requisition has been completed substantially in accordance with the approved Plans, and (iv) a certificate signed by Tenant certifying that the amount of the such Requisition does not exceed the cost of the items, services and work covered thereby.  Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each Requisition in order to verify the amount thereof.  Tenant shall submit Requisition(s) no more often than once every thirty (30) days.

Provided and on condition that, as of the date on which Tenant submits to Landlord any Requisition (together with all required supporting documentation) (i) Tenant has delivered Tenant’s Costs Certificate to Landlord, (ii) Tenant has submitted such Requisition to Landlord not later than the date that is Three Hundred Sixty-Five (365) days after the Second Additional Premises Rent Commencement Date, (iii) there exists no Event of Default, and (iv) there are no liens (unless bonded to the reasonable satisfaction of Landlord) against Tenant’s interest in the Lease or against the Building or the Site arising out of Tenant’s Work or any litigation in which Tenant is a party, then Landlord shall pay the Costs shown on such Requisition within thirty (30) days after Landlord’s receipt thereof; provided, however, that in no event shall Landlord have any obligation to pay or otherwise fund any amount in excess of the Tenant Allowance.

(F)Notwithstanding anything to the contrary herein contained:

(i)In addition to the other requirements applicable to Requisitions generally, as set forth in Section 3.1(E) above, it is understood and agreed that Landlord shall have no obligation to pay Tenant’s final Requisition, unless and until (a) Tenant has delivered to Landlord a final set of record drawings for Tenant’s Work, (b) Tenant has delivered to Landlord a certificate of substantial completion signed by Tenant’s architect, (c) Tenant has executed the Declaration Affixing the Commencement Date of the Second Additional Premises in the form annexed to this Second Amendment as Exhibit F and (d) a certificate of occupancy (which may be a temporary certificate of occupancy, provided that Tenant shall thereafter diligently satisfy all conditions to obtaining a permanent certificate of occupancy) in a timely manner has been approved for issuance by the applicable governmental authority respecting the Second Additional Premises.

(ii)Landlord shall in no event be deemed, by undertaking to pay the Tenant Allowance or otherwise, to have assumed any obligations, in whole or in part, of Tenant to any design professionals, consultants, contractors, vendors, service providers, subcontractors, suppliers, workers, materialmen or other third parties.

(iii)Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right (but not the obligation) to have portions of the Tenant Allowance paid to directly to Tenant’s design professionals, consultants, contractors, service providers, subcontractors or suppliers.

(iv)In the event that Costs are less than the Tenant Allowance, Tenant shall not be entitled to any payment or credit, nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease.”

8.Section 9.26 of the Lease (as amended by Section 9 of the First Amendment) is hereby deleted in its entirety and replaced with the following:

“9.26Right of First Offer

(A)Subject to the provisions of this Section 9.26, and subject to (i) any and all rights of tenants in the Office Park to lease the Expansion Space (as hereinafter defined) pursuant to the express expansion or extension rights in their respective leases and (ii) Landlord’s right to renew or extend the lease of an existing tenant in the Expansion Space (whether or not they have renewal or extension options in their respective leases), and provided that (x) no Event of Default has occurred and remains uncured under the Lease, (y) Tenant has not assigned the Lease or sublet more than 33% of the Premises, except as permitted under Section 5.6.4, and (z) the Lease is still in force and effect, Landlord agrees that during the Term, upon the occurrence of the Expansion Notice Trigger Date (as hereinafter defined), Landlord will give written notice to Tenant offering to lease the Expansion Space to Tenant pursuant to this Section 9.26 (“Landlord’s ROFO Notice”).  Landlord’s ROFO Notice shall specify the estimated delivery date of the Expansion Space, the Annual Fixed Rent, Base Operating Expenses and Base Taxes for the Expansion Space, and any work allowance, free rent period or other material business terms upon which Landlord is willing to lease the Expansion Space.

(B)If Tenant wishes to exercise Tenant’s right of first offer, Tenant shall have the right to do so by delivering notice to Landlord of Tenant’s desire to lease the entire space described in Landlord’s ROFO Notice (it being agreed that Tenant has no right to lease less than such entire space) (the “Tenant’s Acceptance Notice”), provided Landlord receives Tenant’s Acceptance Notice not later than that date which is ten (10) days after the date of Tenant’s receipt of Landlord’s ROFO Notice, time being of the essence.  If Tenant shall deliver a timely Tenant’s Acceptance Notice, then the Lease shall automatically be deemed amended to incorporate the Expansion Space into the Premises on such terms and conditions, without the necessity for the execution of any additional documents; provided, however, Landlord and Tenant agree within fifteen (15) days of Landlord’s receipt of Tenant’s Acceptance Notice (or fifteen (15) days from the Broker Determination of Annual Fixed Rent, if Tenant requests the same pursuant to the terms hereof) to execute and deliver an amendment to the Lease prepared by Landlord and reasonably approved by Tenant incorporating the Expansion Space into the Premises upon all of the same terms and conditions in the Lease, except that: (i) the Annual Fixed Rent, which shall be as set forth in Landlord’s ROFO Notice or as otherwise agreed by the parties during the Negotiation Period (or as determined by Broker Determination, if so requested by Tenant pursuant to the terms hereof) shall be applicable to the Expansion Space; (ii) all other terms and conditions set forth in Landlord’s ROFO Notice shall be applicable to the Expansion Space; (iii) the lease term as to the Expansion Space shall be coterminous with the Term (as it may be extended pursuant to Section 2  of this Second Amendment, or as it may be earlier terminated under the Lease); and (iv) those provisions of the Lease which conflict with the specific terms set forth in Landlord’s ROFO Notice shall not be applicable to the Expansion Space.  If for any reason Tenant shall not so exercise such right within such period, time being of the essence with respect to such exercise, Landlord shall be free to lease the Expansion Space to a third party.

(C)In the event Tenant desires to exercise its right of first offer, but Tenant disagrees with Landlord’s determination of the Annual Fixed Rent for the Expansion Space, Tenant shall provide Landlord with Tenant’s Acceptance Notice, meeting the requirements set forth above within the time period specified above, but Tenant’s Acceptance Notice shall also indicate that Tenant so disagrees, whereupon the parties shall negotiate in good faith for a period of fifteen (15) days (the “Negotiation Period”) from the date upon which Landlord receives Tenant’s Acceptance Notice to agree upon the Annual Fixed Rent.  If the parties do not so agree within the Negotiation Period, then

Tenant shall have the right, by written notice given to Landlord within ten (10) days after the expiration of the Negotiation Period, to submit the Annual Fixed Rent for the Expansion Space to a Broker Determination of the Prevailing Market Rent (as defined in Exhibit B), which Broker Determination shall be made in the manner set forth in Exhibit B.  In any event, Tenant’s delivery of Tenant’s Acceptance Notice shall be deemed to be the irrevocable exercise by Tenant of its right of first offer subject to and in accordance with the provisions of this Section 9.26.

(D)If Landlord determines that possession of the Expansion Space will not be available for delivery to Tenant until on or after that date which is twelve (12) months prior to the end of the Second Extended Term, then: (i) if Tenant has no further right to extend the Term of the Lease (i.e. because Tenant's right to extend the Term of the Lease pursuant to Section 2 above and Section 9.18 of the Lease has been irrevocably waived by Tenant or has lapsed unexercised), then Landlord shall not be obligated to offer the Expansion Space for lease to Tenant, or to deliver a Landlord’s ROFO Notice to Tenant with respect thereto, nor shall Tenant have a right to lease the Expansion Space under the terms set forth herein or otherwise, or to receive a Landlord’s ROFO Notice with respect thereto, and (ii) if Tenant then has a right to extend the Term of the Lease pursuant to Section 2 above and Section 9.18 of the Lease which has not either lapsed unexercised or been irrevocably waived, then Landlord shall deliver a Landlord’s ROFO Notice to Tenant with respect thereto, but Tenant shall have no right to lease such Expansion Space unless, prior to, or simultaneously with, the giving of Tenant's Acceptance Notice, Tenant exercises such extension option, which option may be exercised without regard to any time periods for such exercise set forth in Section 2 above and Section 9.18 of the Lease so long as it is sent in accordance with the timing requirements set forth in this Section 9.26.(D)(ii). Notwithstanding Tenant's exercise of its extension option in accordance with the foregoing, the Annual Fixed Rent for the original Premises for such Extended Term shall be determined at the same time and in the same manner such Annual Fixed Rent would have been determined if Tenant had exercised the extension option within the time periods for such exercise set forth in Section 2 above and Section 9.18 of the Lease.

(E)As used in this Section 9.26, the following terms shall have the meanings set forth below:

(i)“Expansion Space” shall be approximately 16,564 square feet of rentable floor area on the first (1st) floor of the Building, as shown on Exhibit G  attached hereto and made a part hereof.

(ii)“Expansion Notice Trigger Date” shall mean the date on which Landlord reaches a stage in negotiations with a third party to lease the Expansion Space that Landlord reasonably believes in good faith could result in the execution of a letter of intent to lease such space with such third party within fourteen (14) days.”

9.Landlord acknowledges that Tenant shall have the right to increase the existing generator serving the Premises, including expanding the slab therefor, subject to and in accordance with the terms of the Lease, including, without limitation, Section 5.12 thereof.

10.Section 2(A)(ii) of the Second Amendment is hereby deleted in its entirety and the following is inserted in place thereof:

“(ii)The termination date in respect of the Temporary Premises (“Temporary

Premises Termination Date”) shall be the date that is the earlier to occur of (i) five (5) days after the Second Additional Premises Rent Commencement Date and (ii) the date that is seven (7) months after the Second Additional Premises Commencement Date.”

11.Section 9.19 of the Lease (as amended by Section 10 of the First Amendment) is hereby deleted in its entirety and replaced with the following:

“9.19Security Deposit.

(A)(i)The parties hereby acknowledge and agree that Landlord is currently holding a security deposit in the amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00) (the “Existing Security Deposit”) in the form of an irrevocable letter of credit issued by Bank of America, N.A. (the “Letter of Credit”).  In consideration of Landlord’s agreement to extend the Term of the Lease and to lease the Second Additional Premises to Tenant, Tenant shall deliver to Landlord, within thirty (30) days of the Effective Date, an additional security deposit in the amount of One Hundred Ninety-Five Thousand Four Hundred Thirty-Four and 00/100 Dollars ($195,434.00) (the “Additional Security Deposit” and collectively with the Existing Security Deposit, the “Security Deposit”) such that the total security deposit held by Landlord under the Lease shall be Five Hundred Ninety-Five Thousand Four Hundred Thirty-Four and 00/100 Dollars ($595,434.00).  Such Additional Security Deposit shall be either in the form of an additional irrevocable, unconditional, negotiable letter of credit meeting the requirements of this Section 9.19, or an amendment to the existing Letter of Credit increasing the face amount thereof to Five Hundred Ninety-Five Thousand Four Hundred Thirty-Four and 00/100 Dollars ($595,434.00).

(ii)Tenant agrees that Landlord shall hold the Security Deposit, throughout the Term of the Lease (including any extension thereof), as security for the performance by Tenant of all obligations on the part of Tenant to be kept and performed.  Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord’s damages arising from any Event of Default.  If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deliver cash to Landlord in an amount sufficient to restore such deposit to the full amount stated in this Section 9.19. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. If Landlord conveys Landlord’s interest under the Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord’s grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 9.19, and the return thereof in accordance herewith.

(iii)Tenant shall have the right to provide such security deposit in one or two letters of credit, as described in Section 9.19(A)(i), and in the form of irrevocable, unconditional, negotiable letters of credit (each, a  “Letter of Credit”). Each Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service, (ii) be substantially in the form attached hereto as Exhibit H, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord or Landlord’s managing agent that pursuant to the terms of the Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge, and (v) provide that any notices to Landlord be sent to the notice address provided for Landlord in the Lease. If the credit rating for the issuer of a Letter of Credit falls below the standard set forth in (i) above or if the financial condition of an issuer changes in any other material adverse way, Landlord shall have the right to require that Tenant provide a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant’s failure to provide the same within thirty (30) days following Landlord’s written demand therefor shall entitle Landlord to immediately draw upon the subject Letter of Credit. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is ninety (90) days subsequent to the scheduled expiration of the Lease (as the same may be extended) or if the issuer will not grant automatic renewals, each Letter of Credit shall be renewed by Tenant each year and each such renewal shall be delivered to and received by Landlord not later than sixty (60) days before the expiration of the then current Letter of Credit (herein called a “Renewal Presentation Date”). In the event of a failure to so deliver any such renewal Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant’s security deposit, subject to the terms of this Section 9.19. Any failure or refusal to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligation hereunder with regard to the security deposit. Upon the receipt by Landlord of one or more Letters of Credit meeting the requirements set forth herein, Landlord shall return to Tenant any cash security deposit then being held by Landlord, and thereafter each Letter of Credit shall be held by Landlord in accordance with the terms and conditions of this Section 9.19 as security for Tenant’s obligations hereunder.

(B)(i)Landlord shall return a One Hundred Thousand and 00/100 Dollar ($100,000.00) portion of such deposit to Tenant so that the remainder of such deposit shall be Four Hundred Ninety-Five Thousand Four Hundred Thirty-Four and 00/100 Dollars ($495,434.00) (or if such deposit is in the form of a Letter of Credit, Landlord shall either exchange the Letter of Credit for a Letter of Credit delivered by Tenant or accept an amendment to such Letter of Credit, in either case which reduces the amount secured by the Letter of Credit by $100,000.00) on September 19, 2016; provided that (i) no Event of Default has occurred under the Lease and remains uncured as of September 19, 2016, and (ii) Landlord has not applied the Security Deposit, or any portion thereof, to Landlord's damages arising from any Event of Default, whether or not Tenant has restored the amount so applied by Landlord.

(ii)Landlord shall return a Sixty-Five Thousand One Hundred Forty-Five and 00/100 Dollar ($65,145.00) portion of such deposit to Tenant so that the remainder of such deposit shall be Four Hundred Thirty Thousand Two Hundred Eighty-Nine and 00/100 Dollars ($430,289.00) (or if such deposit is in the form of a Letter of Credit, Landlord shall either exchange the Letter of Credit for a Letter of Credit delivered by Tenant or accept an amendment to such Letter of Credit, in either case which reduces the amount secured by the Letter of Credit by $65,145.00 and otherwise in strict conformity with the requirements herein) on the first (1st) anniversary of the Second Additional Premises Rent Commencement Date; provided that (i) no Event of Default has occurred under this Lease and remains uncured as of such first (1st) anniversary, and (ii) Landlord has not applied the Security Deposit, or any portion thereof, to Landlord's damages arising from any Event of Default, whether or not Tenant has restored the amount so applied by Landlord.

(iii)If Tenant believes that it has satisfied all the conditions precedent to a reduction in the amount of the Security Deposit, then it shall request such reduction in writing to Landlord, which request shall certify to Landlord that all such conditions have been satisfied. If Landlord determines that all of the aforesaid conditions are met, the Security Deposit shall be so reduced in accordance with this Section 9.19. No Letter of Credit shall automatically reduce, but any reduction in the amount thereof shall require Landlord’s prior written notice to the issuer of the applicable Letter of Credit of the reduced amount. Promptly after Landlord’s receipt of Tenant’s request for a reduction as described above, Landlord shall determine whether such a reduction is permitted in accordance with this Section 9.19, and if it is, Landlord shall notify the issuer of the applicable Letter of Credit of the amount to which the Letter of Credit shall be reduced.

(iv)Tenant not then being in default and having performed all of its obligations under the Lease, including the payment of all Annual Fixed Rent, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 9.19, to Tenant on the expiration or earlier termination of the term of the Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

(v)Neither the holder of any mortgage nor the lessor in any ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground lessor.”

12.(A)Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Third Amendment except Colliers International (the “Broker”) and in the event any claim is made against Landlord relative to dealings by Tenant with any brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Third Amendment, other than the Broker, and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.  Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker,  for the Second Extended Term as further outlined in a separate agreement between Landlord and the Broker.

13.Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

14.Except as herein amended the Lease shall remain unchanged and in full force and effect.  All references to the “Lease” shall be deemed to be references to the Lease as amended by the First Amendment, the Second Amendment and as herein amended.

15.Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Third Amendment and that the person signing this Third Amendment on its behalf has been duly authorized to do so.

16.The parties acknowledge and agree that this Second Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Remainder of page intentionally left blank.]

EXECUTED as of the date and year first above written.

LANDLORD:

WITNESS:		BP BAY COLONY LLC, a Delaware limited liability company
/s/ Matthew Murry
BY: BP BAY COLONY HOLDINGS LLC, a Delaware limited liability company, its sole member

BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its member

BY: BOSTON PROPERTIES, INC., a Delaware Corporation, its general partner

	By:	/s/ David C. Provost
	Name:	David C. Provost
	Title:	SVP

TENANT:

WITNESS:		AMAG PHARMACEUTICALS, INC., a Delaware corporation
/s/ Karen M. Holcomb

	By:	/s/ William K. Heiden
	Name:	William K. Heiden
	Title:	CEO

EXHIBIT A

SECOND ADDITIONAL PREMISES

EXHIBIT B

BROKER DETERMINATION OF PREVAILING MARKET RENT

Where in the Lease to which this Exhibit B is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1.Tenant's Request.  Tenant shall send a notice to Landlord by the time set for such notice in the applicable section of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major Boston commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years’ experience dealing in properties of a nature and type generally similar to the Building located in the Boston West Suburban Market, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.

2.Landlord's Response.  Within thirty (30) days after Landlord's receipt of Tenant's notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord's selection of a broker having at least the affiliation and experience referred to above.

3.Selection of Third Broker.  Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above.

4.Rental Value Determination.  Within thirty (30) days after the selection of the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the Premises or the Expansion Space, as applicable, for the period referred to in the Lease.  Such annual fair market rental value determination shall take into account all applicable factors and (x) may include provision for annual increases in rent during said term if so determined, (y) shall take into account the as-is condition of the Premises or the Expansion Space, as applicable, and (z) shall take account of, and be expressed in relation to, the tax and operating cost bases and provisions for paying for so-called tenant electricity as contained in the Lease.  The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the Prevailing Market Rent.

5.Resolution of Broker Deadlock.  If the Brokers are unable to agree at least by majority on a determination of annual fair market rental value, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty (30) day period for making said determination setting forth their individual determinations of annual fair market rental value, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of annual fair market rental value and shall be referred to as the Prevailing Market Rent.

6.Costs.  Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the Third Broker.

7.Failure to Select Broker or Failure of Broker to Serve.  If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above, then Tenant's Broker shall alone make the determination of Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord's right to designate a broker hereunder.  If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the Third Broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Boston Bar Association (or such organization as may succeed to the Boston Bar Association) to designate the Third Broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the brokers first appointed.  In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the Boston Bar Association as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the Boston Bar Association and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

EXHIBIT C

SCOPE OF LANDLORD’S WORK

Demolition Work –

•Demolish existing ceiling, walls and floors

•Turn up sprinkler heads

•Adjust fire alarm/devices accordingly

Infill Work – within existing skylights on 2nd floor between south and central lobby of Building

•Infill addition to be delivered in shell condition

•The floors of the Infill Addition shall be a smooth and level concrete floor sub-floor ready for carpeting or other floor covering

•Landlord shall provide code compliant sprinklers throughout the Infill Addition

Premises Entry Work

•Tenant entry along second floor center lobby to be substantially similar to glass entry in third floor of the Existing Premises.

•Demising wall along entry in second floor south lobby to be substantially similar to demising wall in third floor south lobby of the Existing Premises.

EXHIBIT D

TENANT’S PLANS AND SPECIFICATIONS

EXHIBIT E

FORMS OF LIEN WAIVERS

CONTRACTOR’S PARTIAL WAIVER AND SUBORDINATION OF LIEN

STATE OF		Date:

	COUNTY	Application for Payment No.:

OWNER:

CONTRACTOR:

LENDER / MORTGAGEE:	None

1.	Original Contract Amount:	$

2.	Approved Change Orders:	$

3.	Adjusted Contract Amount:	$
(line 1 plus line 2)

4.	Completed to Date:	$

5.	Less Retainage:	$

6.	Total Payable to Date:	$
(line 4 less line 5)

7.	Less Previous Payments:	$

8.	Current Amount Due:	$
(line 6 less line 7)

9.	Pending Change Orders:	$

10.	Disputed Claims:	$

The undersigned who has a contract with _________________________ for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property known and identified as located in ____________ (city or town), _________County, _________________________ and owned by _________________, upon receipt of __________ ($__________) in payment of an invoice/requisition/application for payment dated __________________ does hereby:

(a)waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished through the following date ________________ (payment period), except for retainage, unpaid agreed or pending change orders, and disputed claims as stated above;

(b)subordinate any and all liens and right of lien to secure payment for such unpaid, agreed or pending change orders and disputed claims, and such further labor or materials, or both labor and materials, or rental equipment, appliances or tools, except for retainage, performed or furnished at any time through the twenty-fifth day after the end of the above payment period, to the extent of the amount actually advanced by the above lender/mortgagee through such twenty-fifth day.

Signed under the penalties of perjury this _________ day of _________, 20__.

WITNESS:	CONTRACTOR:

Name:	Name:
Title:	Title:

SUBCONTRACTOR’S LIEN WAIVER

General Contractor:

Subcontractor:

Owner:

Project:

Total Amount Previously Paid:	$

Amount Paid This Date:	$

Retainage (Including This Payment) Held to Date:	$

In consideration of the receipt of the amount of payment set forth above and any and all past payments received from the Contractor in connection with the Project, the undersigned acknowledges and agrees that it has been paid all sums due for all labor, materials and/or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, discharges, relinquishes and waives any and all claims, suits, liens and rights under any Notice of Identification, Notice of Contract or statement of account with respect to the Owner, the Project and/or against the Contractor on account of any labor, materials and/or equipment furnished through the date hereof.

The undersigned individual represents and warrants that he is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned and that this document binds the undersigned to the extent that the payment referred to herein is received.

The undersigned represents and warrants that it has paid in full each and every sub-subcontractor, laborer and labor and/or material supplier with whom undersigned has dealt in connection with the Project and the undersigned agrees at its sole cost and expense to defend, indemnify and hold harmless the Contractor against any claims, demands, suits, disputes, damages, costs, expenses (including attorneys’ fees), liens and/or claims of lien made by such sub-subcontractors, laborers and labor and/or material suppliers arising out of or in any way related to the Project.

Signed under the penalties of perjury as of this ______ day of ______________, 20__.

SUBCONTRACTOR:	Signature and Printed Name of Individual
Signing this Lien Waiver

WITNESS:

Name:
Title:

Dated:

CONTRACTOR’S WAIVER OF CLAIMS AGAINST OWNER AND ACKNOWLEDGMENT OF FINAL PAYMENT

Commonwealth of Massachusetts	Date:

COUNTY OF	Invoice No.:

OWNER:

CONTRACTOR:

PROJECT:

1.	Original Contract Amount:	$

2.	Approved Change Orders:	$

3.	Adjusted Contract Amount:	$

4.	Sums Paid on Account of Contract Amount:	$

5.	Less Final Payment Due:	$

The undersigned being duly sworn hereby attests that when the Final Payment

Due as set forth above is paid in full by Owner, such payment shall constitute payment in full for all labor, materials, equipment and work in place furnished by the undersigned in connection with the aforesaid contract and that no further payment is or will be due to the undersigned.

The undersigned hereby attests that it has satisfied all claims against it for items, including by way of illustration but not by way of limitation, items of: labor, materials, insurance, taxes, union benefits, equipment, etc. employed in the prosecution of the work of said contract, and acknowledges that satisfaction of such claims serves as an inducement for the Owner to release the Final Payment Due.

The undersigned hereby agrees to indemnify and hold harmless the Owner from and against all claims arising in connection with its Contract with respect to claims for the furnishing of labor, materials and equipment by others. Said indemnification and hold harmless shall include the reimbursement of all actual attorney’s fees and all costs and expenses of every nature, and shall be to the fullest extent permitted by law.

The undersigned hereby irrevocably waives and releases any and all liens and right of lien on such real property and other property of the Owner for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished by the undersigned, and anyone claiming by, through, or under the undersigned, in connection with the Project.

The undersigned hereby releases, remises and discharges the Owner, any agent of the Owner and their respective predecessors, successors, assigns, employees, officers, shareholders, directors, and principals, whether disclosed or undisclosed (collectively “Releasees”) from and against any and all claims, losses, damages, actions and causes of action (collectively “Claims”) which the undersigned and anyone claiming by, through or under the undersigned has or may have against the Releasees, including, without limitation, any claims arising in connection with the Contract and the work performed thereunder.

Notwithstanding anything to the contrary herein, payment to the undersigned of the Final Payment Due sum as set forth above, shall not constitute a waiver by the Owner of any of its rights under the contract including by way of illustration but not by way of limitation guarantees and/or warranties. Payment will not be made until a signed waiver is returned to Owner.

The undersigned individual represents and warrants that he/she is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned.

Signed under the penalties of perjury as of this ___ day of ________________, _____.

_________________________ Corporation

By:
Name:
Title:
Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

On this ___ day of __________, 20___, before me, the undersigned notary public, personally appeared _____________________________, proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it as ______________ for ______________, a corporation/partnership voluntarily for its stated purpose.

NOTARY PUBLIC
My Commission Expires:

EXHIBIT F

FORM OF DECLARATION AFFIXING THE

COMMENCEMENT DATE OF SECOND ADDITIONAL PREMISES

THIS AGREEMENT made this day of_____________________, 201___, by and between [LANDLORD] (hereinafter “Landlord”) and [TENANT] (hereinafter “Tenant”).

W I T N E S S E T H T H A T:

1.This Agreement is made pursuant to Section [__] of that certain Second Amendment to Lease dated [date], between Landlord and Tenant (the “Lease”).

2.It is hereby stipulated that the Term of the Lease with respect to the Second Additional Premises commenced on [commencement date], (being the “Commencement Date” under the Lease), and shall end and expire on [expiration date], unless sooner terminated or extended, as provided for in the Lease.

WITNESS the execution hereof by persons hereunto duly authorized, the date first above written.

LANDLORD:

WITNESS:	BP BAY COLONY LLC, a Delaware limited liability company

BY: BP BAY COLONY HOLDINGS LLC, a
Delaware limited liability company, its sole member

BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its member

BY: BOSTON PROPERTIES, INC., a Delaware Corporation, its general partner

BY:
Name:
Title:

TENANT:

WITNESS:	AMAG PHARMACEUTICALS, INC.

By:
Name:
Title:

EXHIBIT G

EXPANSION SPACE

EXHIBIT H

FORM OF LETTER OF CREDIT

[Letterhead of a money center bank acceptable to the Owner]

[Please note the tenant on this Letter of Credit must match the exact tenant entity in the Lease]

[date]

[Landlord]

c/o Boston Properties LP

800 Boylston Street, Suite 1900

Boston, Massachusetts 02199-8103

Attn: Lease Administration, Legal Dept.

Ladies and Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of [Tenant] (“Applicant”), the aggregate amount of [spell out dollar amount] and [__]/100 Dollars [($)]. You shall have the right to make partial draws against this Letter of Credit from time to time.

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by [Landlord] (“Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by an individual purporting to be an authorized agent of Beneficiary, certifying that such moneys are due and owing to Beneficiary, and a sight draft executed and endorsed by such individual.

This Letter of Credit is transferable in its entirety to any successor in interest to Beneficiary as owner of [Property, Address, City/Town, State]. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions. Any fees related to such transfer shall be for the account of the Applicant.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

This Letter of Credit shall expire on [Final Expiration Date].

Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least sixty (60) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours,

[Name of Issuing Bank]

By:
Name:
Title: